UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 3, 2014
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

On April 3, 2014, Echo Automotive, Inc., a Nevada corporation (the “Company”) entered into an Amending Agreement (the Amendment”) with Hanover Holdings I, LLC (“Hanover”), pursuant to which the parties agreed to amend the Senior Convertible Note, dated January 3, 2014, between the Company and Hanover for the principal amount of $375,000 (the “Note”). The Amendment provides for a new conversion price for the Note, which is the lesser of (i) a 40% discount from the lowest daily volume weighted average price of the Company’s common stock for the ten (10) trading days prior to the day of conversion, or (ii) the $0.15223, subject to adjustment as provided in the Note. Also, the Amendment provides that a failure by the Company to file a registration statement pursuant to the terms of the Note and the Registration Rights Agreement, dated January 3, 2014, between the Company and Hanover, shall not be deemed an “event of default” under the Note.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 hereto, and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amending Agreement, dated April 3, 2014, between the Company and Hanover.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: April 9, 2014	By: /s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer